EXHIBIT 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Organovo Holdings, Inc. for the period ended December 31, 2011, I, Deborah Lovig, Chief Executive Officer of Organovo Holdings, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report of Form 10-Q for the period ended December 31, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the period ended December 31, 2011, fairly represents in all material respects, the financial condition and results of operations of Organovo Holdings, Inc.

Dated: January 17, 2012	By:	/s/Deborah Loving
Deborah Lovig
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Director